UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2024

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2076 Foster Mill Drive LaFayette, GA	30728	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2024, Robert B. Ladd resigned from his position as Chief Executive Officer, President, and Acting Chief Financial Officer of MGT Capital Investments, Inc. (the “Company”), and as a member of the Company’s Board of Directors, effective August 29, 2024. Mr. Ladd’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On September 2, 2024, the Company’s Board of Directors appointed Paul R. Taylor, 65, to serve as Interim Principal Executive Officer and Interim Principal Financial Officer. Before joining the Company, Mr. Taylor has served as Chief Executive Officer of Dinostar/RPM One Inc. since he co-founded the entity in 2003. Mr. Taylor also served as a consultant to the Board of Directors of XNET Investments from 2006 to 2019.

In connection with his new role, Mr. Taylor will receive $10,000 per month, with $5,000 per month payable in cash and the remaining $5,000 per month being deferred.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date:	September 5, 2024	By:	/s/ Paul R. Taylor
		Name:	Paul R. Taylor
		Title:	Interim Principal Executive Officer and Interim Principal Financial Officer